UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  January1, 2013

VIDAROO CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 N. Highland Ave, Winter Garden, FL	34787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Frederick M. Lehrer, Esq.
Attorney and Counselor at Law

Phone: 561 706-7646
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Vidaroo Corporation is referred to below as “we”, “our” or “us”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2013,  our Board of Directors (the “Board”), through a unanimous action by written consent, has appointed Thomas Moreland to be our Chief Executive Officer and Board Chairman.    Thomas Moreland will also continue as our Chief Financial Officer/Secretary/Treasurer; Mr. Moreland has served in these capacities since September, 2008.

Our employment agreement with Thomas Moreland is attached hereto as Exhibit 10.1, the terms of which include: (a)  a three  year term of employment; (b)  Mr. Moreland’s current stock options under his previous agreements shall all fully vest; (c)  Mr. Moreland will be awarded an additional 6,000,000 options that will vest ratably over the term of his employment agreement; and (d) all new and previously issued stock options shall be exercisable at Fair Market Value at the time of the execution of the employment agreement.

Concurrent with this appointment, the Board, also through unanimous action by written consent, has accepted the resignation of Mark Argenti as our Chief Executive Officer/Chairman, Micheal Morgan as our President/Chief Technology Officer and Ian McDaniel as our Executive Officer and President of our production business.  The Executive Officer resignations of Messrs’.  Argenti, Morgan and McDaniel have been accepted by our Board of Directors; however, all of the foregoing individuals will   continue as Directors of our  Board.  We consider the  continuation of these individuals as our Directors to be  critical to  maintaining our strategic direction as a video technology software platform company.

We and Messrs.’ Argenti, Morgan and McDaniel have agreed to a mutual termination of each individual’s respective employment (See Mutual Termination Agreements attached hereto as Exhibits 10.2, 10.3 and 10.4), the terms of which include forgiveness of post termination employment benefits for severance by the individuals and termination of the restrictive covenants contained in each such agreement.

Item 8.01 Other Events

After the foregoing agreements were executed, we decided that we will no longer pursue video production services; instead, we  will focus on sales and ongoing development of our software as a service video delivery and syndication platform.  In order to facilitate this transition, we will engage our Director,  Micheal Morgan,  to provide ongoing oversight of our  software platform operations and ongoing development of the platform as an independent contractor.    While the financial impact of the elimination of this line of business is not entirely known at this point, production revenue made up $1,241,122 of our total revenue of $1,720,564 and $955,761 of our Operating Margin of $1,281,955 in the year ended June 30, 2012.  The expenses incurred in the year ended June 30, 2012 that will no longer be needed prospectively include $832,910 of the total Selling General and Administrative Costs of $1,706,275.

We do not expect that there will be any material costs associated with exiting the  video production services we previously provided.  In conjunction with this transition, we intend to a sell certain operational supplies and minor assets to Messrs. Argenti and McDaniel.  The sale of these items will be for fair market value and is not expected to be material to our  Consolidated Financial Statements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement Amendment by and between Vidaroo Corporation and Thomas Moreland, effective January 1, 2013.

10.2	Mutual termination of Employment by and between Vidaroo Corporation and Mark Argenti, effective January 1, 2013.

10.3	Mutual termination of Employment by and between Vidaroo Corporation and Micheal Morgan, effective January 1, 2013.

10.4	Mutual termination of Employment by and between Vidaroo Corporation and Ian McDaniel, effective January 1, 2013.

SIGNA TURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vidaroo Corporation

Dated: January 3, 2010	By:	/s/ Thomas Moreland
	Name:	Thomas Moreland
	Title:	Chief Executive Officer

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